     EXHIBIT 99


     UNITED STATES SECURITIES AND EXCHANGE COMMISSION
     Washington, D. C.  20549
     FORM 11-K

     FOR ANNUAL REPORTS OF EMPLOYEE STOCK PURCHASE,
     SAVINGS AND SIMILAR PLANS PURSUANT TO SECTION 15(d)
     OF THE SECURITIES EXCHANGE ACT OF 1934

     (Mark One)
     [X]  ANNUAL REPORT PURSUANT TO SECTION 15(d) OF THE
          SECURITIES EXCHANGE ACT OF 1934
          For the fiscal year ended December 31, 1995

                             OR

     [ ]  TRANSITION REPORT PURSUANT TO SECTION 15(d) OF
          THE SECURITIES EXCHANGE ACT OF 1934
          For the transition period from _________ to  ___________


                Commission File Number 1-1059

               CROWN CENTRAL EMPLOYEES SAVINGS PLAN
                          (Title of Plan)

                  CROWN CENTRAL PETROLEUM CORPORATION
                     One North Charles Street
                    Baltimore, Maryland  21201
     (Name and address of principal executive offices of issuer of the securities)

     Audited Financial Statements
     and Schedules

     Crown Central Employees Savings Plan

     Years ended December 31, 1995 and 1994
     with Report of Independent Auditors

     Crown Central Employees Savings Plan

     Audited Financial Statements
     and Schedules

     Years ended December 31, 1995 and 1994


                                                     Contents

     Report of Independent Auditors.....................1

     Audited Financial Statements

     Statements of Net Assets Available for Benefits....2
     Statements of Changes in Net Assets Available
      for Benefits......................................3
     Notes to Financial
     Statements.........................................4

     Department of Labor Schedules

     Item 27a--Schedule of Assets Held for Investment
      Purposes.........................................11
     Item 27d--Schedule of Reportable
      Transactions.....................................12

     Report of Independent Auditors

     Crown Central Employees Savings Plan
     Baltimore, Maryland

     We have audited the accompanying statements of net assets available for benefits of the Crown Central Employees Savings Plan as of December 31, 1995 and 1994, and the related statements of changes in net assets available for benefits for the years then ended. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for benefits of the Crown Central Employees Savings Plan at December 31, 1995 and 1994, and the changes in its net assets available for benefits for the years then ended, in conformity with generally accepted accounting principles.

     Our audits were made for the purpose of forming an opinion on the financial statements taken as a whole. The accompanying supplemental schedules of assets held for investment purposes as of December 31, 1995 and reportable transactions for the year then ended, are presented for purposes of complying with the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974, and are not a required part of the financial statements. These supplemental schedules have been subjected to the auditing procedures applied in our audit of the 1995 financial statements and, in our opinion, are fairly stated in all material respects in relation to the 1995 financial statements taken as a whole.


     Ernst & Young LLP
     May 24, 1996

     Crown Central Employees Savings Plan

     Statements of Net Assets Available for Benefits




                                         December 31
                                                             1994
                                         1995
                                         ----------  ----------
     Assets
     Investments, at fair value:
       U.S. Savings Bonds--Series E
        and EE                          $ 1,187,921    $1,221,894




       Crown Central Petroleum
     Corporation Class A
         and Class B Common Stock         5,981,252     4,515,261
       T. Rowe Price Funds:
         International Stock Fund         2,641,902     2,396,591
         U.S. Treasury Money Fund        15,568,033    10,168,310
         U.S. Treasury Intermediate
           Bond Fund                      1,991,381     2,006,742
         Equity Income Fund              14,331,732     9,047,909
         Spectrum Income Fund             3,716,669     2,199,690
         Spectrum Growth Fund             5,937,811     3,729,284
       Guaranteed Fixed Income Funds            ---     6,267,120
       Participant loans                  2,224,628     2,160,873
                                          ---------
                                        --             ----------
     Total investments                   53,581,329    43,713,674
     Contributions receivable               487,289       504,971
     Interest and dividends receivable       14,734        12,409
     Cash                                     7,275         2,914
                                        -----------    ----------
     Net assets available for benefits  $54,090,627   $44,233,968
                                        ===========   ===========

     See accompanying notes.

     Crown Central Employees Savings Plan

     Statements of Changes in Net Assets Available for Benefits
                                                  Year ended December 31


                                        1995          1994

                                        -----------------
                                                      -----------
     Net investment income:
       Interest                         $    575,015  $  1,126,368
       Dividends                          2,210,030      1,430,974
                                        ------------  ------------
     Net investment income                2,785,045      2,557,342
     Contributions                        5,145,388      5,494,168
                                        ------------  ------------
     Total additions                      7,930,433      8,051,510

     Withdrawals                         (2,849,418     (3,136,658
                                                   )              )

     Net realized gain on sale of            23,958
                                            1               50,654
     investments
     Net unrealized appreciation




     (depreciation) in                    4,651,686     (1,974,551)
       aggregate fair value of
     investments
                                        ------------  ------------
     Net increase in net assets           9,856,659      2,990,955
     available for benefits
     Net assets available for benefits
     at beginning
       of year                           44,233,968     41,243,013
                                        ------------  ------------
     Net assets available for benefits  $54,,090,627  $ 44,233,968 at end of year
                                        ============  ============

     See accompanying notes.

     Crown Central Employees Savings Plan

     Notes to Financial Statements


     1. Summary of Accounting Policies

     Investments in Crown Central Petroleum Corporation Class A and Class B Common Stock are reported at fair value, based on published market prices. U.S. Savings Bonds, T. Rowe Price Funds, and Guaranteed Fixed Income Funds are reported at current redemption value.

     The change in the difference between cost and market value is reflected in the statements of changes in net assets available for benefits as unrealized appreciation
     (depreciation) in the aggregate fair value of investments.
     The realized gain or loss on investments is the difference between the proceeds and the specific cost of the investments.

     Benefits are recorded when paid.

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of increases and decreases in net assets during the period. Actual results could differ from those estimates.

     2. Plan Description

     The Plan was adopted on January 1, 1955 by Crown Central Petroleum Corporation (the "Corporation"). The participating companies (``
                 participating companies'') in the Plan are Crown Central Petroleum Corporation, La Gloria Oil & Gas Company, McMurrey Pipeline Company, Crown Central Pipe Line Company, Crown-Rancho Pipe Line Corporation and Coronet Security Systems, Inc., including service station and convenience store employees. The purpose of the Plan is to encourage employees to save regularly and to provide additional funds upon retirement. An employee is eligible to participate in the Plan upon attaining 21 years of age and having completed one year of service with at least 1,000 hours worked.

     Employees contribute to the Plan through payroll deduction, up to a maximum of 12% of their base pay. The Corporation's contribution for all participating companies is equal to 50% of the employees' contributions up to a maximum of 8% (7% during the first five years of service) of their base pay. Contributions to the Plan are invested in the available investment options in accordance with the participants' election. A terminating member of the Plan is paid the current value of their contributions to the Plan reduced by any outstanding loan balances, but unless the member is fully vested, as defined, they must forfeit the current value of the employer's contribution to their account. In accordance with the terms of the Plan, such forfeitures are applied to reduce future contributions required of the employers.

     Crown Central Employees Savings Plan

     2. Plan Description (continued)

     At December 31, 1995, the available investment options offered were Crown Class B Common Stock, T. Rowe Price U.S. Treasury Money Fund, T. Rowe Price Equity Income Fund, T. Rowe Price Spectrum Growth Fund, T. Rowe Price Spectrum Income Fund, and T. Rowe Price International Stock Fund. Those investments in Crown Class A Common Stock, U.S. Savings Bonds, and T. Rowe Price U.S. Treasury Intermediate Bond Fund remain in the Plan as frozen options which can be liquidated at the participant's discretion.

     Participants have the option to borrow from the vested portion of their account. The maximum loan permitted is the lesser of (1) $50,000 or (2) 50% of the nonforfeitable value of the account determined on the most recent valuation available to the Administrator prior to the date of the loan, as adjusted for distributions or contributions. The minimum loan permitted is $1,000. The term of each loan shall be for a minimum of one year and a maximum of five years and shall bear interest equal to the prime rate on the last day of the prior month in which the loan request is signed.

     The participating companies have the right to terminate the Plan at any time. In the event of termination of the Plan, the individual participants and the beneficiaries and legal representatives of deceased participants are to be paid, at their option, the balance in their accounts including non-vested employer contributions, reduced by any outstanding loan balances, in cash or in kind.

     All costs and expenses incurred in connection with the administration of the Plan are paid by the participating companies.

     Information about the Plan Agreement is contained in the pamphlets Summary Plan Description and Prospectus and Description of Available Investments. Copies of these pamphlets are available from the Corporation's Human Resources Department.

     Crown Central Employees Savings Plan

     3. Investments

     The fair value of individual investments that represent 5% or more of the Plan's net assets available for benefits is as follows:



                                           December 31

                                           1995        1994
                                           -----------------------
     Crown Central Petroleum Corporation
     Class A                               $ 4,181,204 $ 3,904,906
       Common Stock

     T. Rowe Price Funds:
       U.S. Treasury Money Fund             15,568,033  10,168,310
       Equity Income Fund                   14,331,732   9,047,909




       Spectrum Income Fund                  3,716,669        ----
       Spectrum Growth Fund                  5,937,811   3,729,284
       International Stock Fund                   ----   2,396,591

     Guaranteed Investment Contracts:
       Travelers Insurance Company #GR15543$      ---- $ 4,476,068



     4. Employee and Company Contributions

     Employee and Company contributions made to the Plan for the years ended December 31 were as follows:

                  1995                   1994
          ----------------------   ----------------------
           Employee    Company      Employee   Company
          ----------  ----------   ---------- ----------
          $3,605,744  $1,539,644   $3,898,664 $1,595,504
          ==========  ==========   ========== ==========

     5. Federal Income Taxes

     The Internal Revenue Service has determined and informed the Corporation, that the Plan is qualified and the trust established under the Plan is tax-exempt, under appropriate sections of the Internal Revenue Code. The Plan has been amended since receiving the determination letter. In 1995, the Plan filed with the IRS a request for a new determination of the Plan, incorporating all amenndments since the prior determination, and has received acknowledgment from the IRS that the Plan is currently being reviewed. The Plan administrator believes that the Plan is currently designed and being operated in compliance with the applicable requirements of the Code. Therefore, they believe that the Plan was qualified and the related trust was tax-exempt as of the financial statement date.

     Crown Central Employees Savings Plan

     Note 6. Statement of Net Assets Available for Benefits With Fund
     Information





                      December 31, 1995
                      -------------------------------------------------------------
                      ---------------------------

                                                          T. Rowe
                                                GuaranteedPrice       T. Rowe Price
                                                Fixed     U.S.        U.S. Treasury
                      Crown        Savings      Income    Treasury    Intermediate
                      Stock        Bonds        Funds     Money Fund  Bond Fund
                      -----------  ------------ --------------------  ------------

   Assets
   Investments, at
   fair value         $ 5,981,252   $ 1,187,921 $       0 $15,568,033   $ 1,991,381
   Contributions
   receivable              64,271             0         0      87,676
   Interest and                                                                   0
   dividends
     receivable                 0             0         0           0
   Cash                                                                           0
                                0             0         0       7,275             0
                      -----------  ------------ -----     -----------
                                                     ----              ------------
   Net assets
   available for
     benefits         $ 6,045,523   $ 1,187,921 $       0 $15,662,984   $ 1,991,381
                      ===========   =========== ========= ===========    ==========


                   December 31, 1995
                   -------------------------------------------------------



                   T. Rowe     T. Rowe   T. Rowe    T. Rowe
                   Price       Price     Price      Price
                   Equity      Spectrum  Spectrum   Internatio
                   Income      Growth    Income     nal
                   Fund        Fund      Funds      Stock Fund Loan Fund Total
                   ----------- --------- ---------- ---------- --------------------

   Assets
   Investments, at
   fair value      $14,331,732 $5,937,811$3,716,669 $2,641,902 $2,224,628$53,581,329
   Contributions
   receivable          144,789    70,611     85,336     34,606         0    487,289
   Interest and
   dividends
     receivable              0         0          0          0    14,734     14,734
   Cash                      0         0          0          0         0      7,275
                    ---------- ---------  ---------   --------
                                                    --         --------- ----------




   Net assets
   available for
     benefits      $14,476,521 $6,008,422$3,802,005 $2,676,508 $2,239,362$54,090,627
                   =========== ==================== ========== ========= ==========



                      December 31, 1994
                      ------------------------------------------------------
                                                                  T. Rowe
                                                                  Price
                                                      T. Rowe     U.S.
                                           Guaranteed Price       Treasury
                                           Fixed      U.S.        Intermedia
                      Crown      Savings   Income     Treasury    te Bond
                      Stock      Bonds     Funds      Money Fund  Fund
                      ---------  -------------------- ----------- ----------

   Assets
   Investments, at
   fair value         $4,515,261 $1,221,894$6,267,120 $10,168,310 $2,006,742
   Contributions
   receivable            67,513           0                89,400
                                                    0                     0
   Interest and
   dividends
     receivable               0           0         0           0         0
   Cash                       0           0         0       2,914         0
                      ---------  -------------------- ----------- ----------
   Net assets
   available for
     benefits         $4,582,774 $1,221,894$6,267,120 $10,260,624 $2,006,742
                      =========  ==================== =========== ==========



                   December 31, 1994
                   -------------------------------------------------------



                   T. Rowe               T. Rowe    T. Rowe
                   Price      T. Rowe    Price      Price
                   Equity     Price      Spectrum   Internatio
                   Income     Spectrum   Income     nal
                   Fund       Growth FundFund       Stock Fund Loan Fund Total
                   -------------------------------  ---------- ---------------------





   Assets
   Investments, at
   fair value      $9,047,909 $3,729,284 $2,199,690 $2,396,591 $2,160,873 $43,713,674
   Contributions
   receivable         144,346     67,694     89,989     46,029                504,971
                                                                       0
   Interest and
   dividends
     receivable             0          0          0               12,409
                                                             0                 12,409
   Cash                     0          0          0          0         0        2,914
                   ---------- ---------- ---------- ---------- ---------  -----------
   Net assets
   available for
     benefits      $9,192,255      6,978
                              $3,79      $2,289,679 $2,442,620 $2,173,282 $44,233,968
                   ========== ========== ========== ========== ========== ===========


     Crown Central Employees Savings Plan


     Note 7.   Statement of Changes in Net Assets Available for Benefits With
     Fund Information


                        Year ended December 31, 1995
                        -------------------------------------------------------
                                                                     T. Rowe
                                              Guaranteed  T. Rowe    Price U.S.
                        Crown      Savings    Fixed       Price      Treasury
                        Stock      Bonds      Income      U.S.       Intermedia
                                              Funds       Treasury   te Bond
                                                          Money Fund Fund
                        --------------------- ----------- ---------------------
                        ---        -----      ------      --------   -------
  Net investment income:
    Interest                       $  54,142   $ 387,054
    Dividends           $   2,704          0           0  $  625,577 $ 124,458
                        ---------   --------   ---------   ---------  --------
  Net investment income     2,704     54,142     387,054     625,577   124,458
  Contributions           652,650          0           0     918,937         0
                        ---------  ---------   ---------  ---------- ---------
  Total additions         655,354     54,142     387,054   1,544,514   124,458

  Withdrawals            (245,461)    (7,057    (197,702
                                            )             (1,065,605
                                                        )           )         )
                                                                      (146,324




  Net realized (loss)
  gain on sale
    of investments         (4,412)         0           0           0          )
                                                                        (9,913
  Unrealized
  appreciation
    (depreciation) in
  fair value of
    investments           872,899          0           0           0   179,645
  Interfund transfers     184,369    (81,058  (6,456,472
                                            )              4,92
                                                        )      3,451          )
                                                                      (163,227
                        ---------  ---------  ----------- ---------- ---------
  Net increase
  (decrease)
    in net assets
  available for
    benefits            1,462,749    (33,973  (6,267,120
                                            )              5,402,360
                                                        )                     )
                                                                       (15,361
  Net assets available
  for benefits
    at beginning of year4,582,774  1,221,894   6,267,120  10,260,624 2,006,742
                        ---------  ---------  ----------  ---------- ---------
  Net assets available
  for benefits at end of
  year                  $6,045,523 $1,187,921 $           $15,662,984
                                                       0             $1,991,381
                        ========== ========== =========== =====================


                     Year Ended December 31, 1995
                     ---------------------------------------------------------------

                               T. Rowe    T. Rowe    T. Rowe
                    T. Rowe    Price      Price      Price
                    Price      Spectrum   Spectrum   Internation
                    Equity     Growth     Income     al Stock
                    Income FundFund       Fund       Fund       Loan Fund  Total
                    --------------------- ---------- --------------------- ---------
  Net Investment
  Income:
  Interest                                                       $ 133,819  $ 575,01
  Dividends         $  768,734  $ 399,438 $ 209,263  $   79,856             2,210,03
                                                                         0
                    ----------  --------- ---------  ----------  ---------  --------
  Net investment
  income               768,734    399,438   209,263      79,856    133,819  2,785,04
  Contributions      1,492,909    717,167   940,768     422,957          0  5,145,38
                     ---------  --------- ---------  ----------  ---------  --------
  Total additions    2,261,643  1,116,605 1,150,031     502,813    133,819  7,930,43

  Withdrawals         (628,256   (195,553
                              )          ) (162,146)    (66,498)  (134,816 (2,849,41
                                                                          )

  Net realized
  (loss) gain on
  sale
    of investments     163,763     38,374    (3,637)    (60,217)              123,95
                                                                         0




  Unrealized
  appreciation
    (depreciation)
  in fair value of
    investments      2,326,178    769,679   293,329     209,956             4,651,68
                                                                         0
  Interfund
  transfers          1,160,938    482,339   234,749    (352,166     67,077
                                                               )
                     ---------  --------- ---------  ----------  --------- ---------
  Net increase
  (decrease) in net
    assets available
  for benefits       5,284,266  2,211,444 1,512,326     233,888     66,080  9,856,65
  Net assets
  available for
  benefits
    at beginning of
  year               9,192,255  3,796,978 2,289,679   2,442,620  2,173,282 44,233,96
                     ---------  --------- ---------   ---------  --------- ---------
  Net assets
  available for
  benefits
    at end of year  $14,476,521       422
                               $6,008,    $3,802,005 $2,676,508 $2,239,362 $54,090,6
                    ========== ========== ========== ========== ========== =========



     Note 7. Statement of Changes in Net Assets Available for Benefits With Fund Information (continued)


                        Year ended December 31, 1994
                        -------------------------------------------------------
                        -------------------------------

                                                        T. Rowe     T. Rowe
                                              GuaranteedPrice       Price U.S.
                                              Fixed     U.S.        Treasury
                        Crown      Savings    Income    Treasury    Intermediat
                        Stock      Bonds      Funds     Money Fund  e Bond Fund
                        ---------- ---------- --------------------- -----------
  Net investment income:
  Interest                         $  98,972  $ 545,637 $  352,115
  Dividends                                                          $ 152,537
                        ---------- ---------  --------- ----------   ---------
  Net investment income               98,972    545,637    352,115     152,537
  Contributions         $  711,552                         964,115
                        ---------- ---------  --------  ----------
                                                      -              ---------
  Total additions         711,552     98,972    545,637  1,316,230     152,537





  Withdrawals            (307,520)   (15,062   (334,134
                                            )          )(1,286,487)           )
                                                                      (227,686

  Net realized (loss)
  gain on sale
    of investments         54,595          0          0          0            )
                                                                       (31,754
  Unrealized
  appreciation
    (depreciation) in
  fair value of
    investments          (813,167)         0          0          0    (177,075)
  Interfund transfers    (465,038    (77,811
                                 )             (201,595
                                            )             (516,570
                                                       )          )           )
                                                                      (881,506
                        ---------  ---------  --------- -----        ---------
                                                             -----
  Net (decrease)
  increase
    in net assets
  available for
    benefits             (819,578      6,099
                                 )                        (486,827
                                                  9,908             (1,165,484
                                                                  )           )
  Net assets available
  for benefits
    at beginning of year5,402,352  1,215,795  6,257,212 10,747,451   3,172,226
                        ---------  ---------  --------- ----------  ----------
  Net assets available
  for benefits at end of
  year                  $4,582,774 $1,221,894  6,267,120
                                              $         $10,260,624 $2,006,742
                        ========== ========== ===================== ==========



             Year Ended December 31, 1994
             ------------------------------------------------------------------



                     T. Rowe   T. Rowe   T. Rowe    T. Rowe
                     Price     Price     Price      Price
                     Equity    Spectrum  Spectrum   Internatio Loan Fund Total
                     Income    Growth    Income     nal Stock
                     Fund      Fund      Fund       Fund
                     ------------------------------ ---------- ---------------------
  Net Investment
  Income:
  Interest                                                     $ 129,644 $1,126,368
  Dividends          $ 720,487  $ 278,867 $ 131,946 $ 147,137         0   1,430,974
                     ---------  --------- --------- ---------  --------- ----------
  Net investment
  income               720,487    278,867   131,946   147,137   129,644   2,557,342
  Contributions      1,569,823    726,488 1,074,056   448,134         0   5,494,168
                     ---------  --------- --------- ---------  --------  ----------
  Total additions    2,290,310  1,005,355 1,206,002   595,271   129,644   8,051,510




  Withdrawals         (515,502)  (188,570)  (90,222)  (70,166) (101,309) (3,136,658)

  Net realized
  (loss) gain on
  sale
    of investments      31,806     13,841   (17,070)     (764)        0      50,654
  Unrealized
  appreciation
    (depreciation)
  in fair value of
    investments       (393,624)  (255,724) (138,104) (196,857)        0  (1,974,551)
  Interfund
  transfers            185,907    584,419   211,684 1,222,414   (61,904)          0
                     ---------  --------- --------- ---------  --------  ----------
  Net increase
  (decrease) in net
    assets available
  for benefits       1,598,897  1,159,321 1,172,290 1,549,898   (33,569)  2,990,955
  Net assets
  available for
  benefits
    at beginning of
  year               7,593,358  2,637,657 1,117,389   892,722  2,206,851 41,243,013
                     ---------  --------- --------- ---------  --------- ----------
  Net assets
  available for
  benefits
    at end of year   $9,192,255$3,796,978 $2,289,679$2,442,620 $2,173,282$44,233,968
                     ==================== ==================== =====================


     Crown Central Employees Savings Plan
     Notes to Financial Statements (continued)


     8.  Reconciliation to Form 5500

     The following differences were noted in comparing the Form 5500 for the year ended December 31, 1995 to the accompanying financial statements:


                                                      Amount Per
     Form 5500                          Amount Per    Financial
     Line Number   Description          Form 5500     Statements   Difference
     ------------  -------------------  ------------  ------------ ------------
     32 b (1)(H)   Total interest       $   187,961   $   575,015  $  (387,054)




     32 b (2)(C)   Total dividends           2,704     2,210,030    (2,207,326)

     32 b (4)(C)   Net gain (loss) on
                     sale of assets        171,368       123,958        47,410

     32 b (5)      Unrealized
                   appreciation
                     (depreciation) of
                   assets                  697,119     4,651,686    (3,954,567)

     32 b (7)      Net investment gain
                   (loss)
                     from pooled
                   separate
                     accounts              387,054          ----       387,054

     32 b (10)     Net investment gain
                   (loss)
                     from registered
                   investment
                     companies           6,114,483                   6,114,483
                                                            ----
                                        ----------    -----------  -----------
                                        $7,560,689    $ 7,560,689  $      ----
                                        ==========    ===========  ===========




     Crown Central Employees Savings Plan

     Item 27a--Schedule of Assets Held for Investment Purposes

     December 31, 1995


                            Description of
                            Investment
     Identity of Issue,     Including Maturity
     Borrower,              Date, Rate of                         Current
     Lessor or Similar      Interest, Par or
     Party                  Maturity Value          Cost          Value
     ---------------------- --------------------    ------------- -------------

     United States Savings  Various Maturities
     Bonds--                                        $   709,950   $  1,187,921
       Series E and EE
                                                    ===========    ===========





     Crown Central          283,471 shares of
     Petroleum              Class A and
       Corporation Common     123,080 shares of
     Stock                  Class B                 $ 7,138,093   $  5,981,252
                                                    ===========    ===========

     T. Rowe Price Funds:
       U.S. Treasury Money  15,568,033 shares                     $ 15,568,033
     Fund                                           $15,568,033
       U.S. Treasury
     Intermediate           370,145 shares
         Bond Fund                                    1,967,146      1,991,381
       International Stock  216,018 shares
     Fund                                             2,568,394      2,641,902
       Spectrum Income Fund 330,664 shares            3,577,169      3,716,669
       Equity Income Fund   716,228 shares           12,103,580     14,331,732
       Spectrum Growth Fund 440,164 shares            5,304,596      5,937,811
                                                    ------------  ------------
                                                    $41,118,918   $ 44,187,528
                                                    ===========    ===========

     Participant Loans      $2,224,628 principal
                            balance
                              interest rates from
                            6% to
                              10.50%; maturities
                            to 1/31/01              $ 2,224,628   $  2,224,628
                                                    ===========    ===========
     Total Investments                              $51,191,589   $ 53,581,329
                                                    ===========    ===========



     Crown Central Employees Savings Plan

     Item 27d--Schedule of Reportable Transactions

     Year Ended December 31, 1995



                                                                     Current
                                                                     Value
                                                                     of
                                                          Cost of   Asset on
     Identity of                Purchase   Selling     Asset       Transactio  Net G
     Party                                                         n




     Involved     Description   Price      Price       Sold        Date        or (L
                  of
                  Assets
     ------------ -----------   ---------- ----------  ----------  ----------  -----
     ---------    ---------     --         --          --          ----        --
     Category (i) -- individual transactions in excess of 5% of plan assets
     --------------------------------------------------------------------------------

     Travelers    Guaranteed
       Insurance  Fixed
       Company    Income
                    Fund                   $4,585,317  $4,585,317  $4,585,317  $

     Category (iii) -- series of securities transactions in excess of 5% of plan asse
     --------------------------------------------------------------------------------

     T. Rowe      Spectrum
     Price          Growth
                  Fund          $2,166,474                         $2,166,474
     T. Rowe      Spectrum
     Price          Growth
                  Fund                      $ 761,985   $ 723,611    761,985   $ 38,

     T. Rowe      Equity
     Price        Income
                    Fund        4,493,693                          4,493,693
     T. Rowe      Equity
     Price        Income
                    Fund                    1,681,400   1,517,637  1,681,400    163,

     T. Rowe      U.S.
     Price        Treasury
                    Money
                  Fund          9,290,606                          9,290,606
     T. Rowe      U.S.
     Price        Treasury
                    Money
                  Fund                      3,850,141   3,850,141  3,850,141

     Travelers    Guaranteed
       Insurance    Fixed
       Company    Income
                    Fund          298,100                            298,100
     Travelers    Guaranteed
       Insurance    Fixed
       Company    Income
                    Fund                    4,774,168   4,774,168  4,774,168

     **           Crown
                  Central
                    Petroleum

                  Corporation
                    Class B




                    Common
                  Stock         1,580,378                          1,580,378
     **           Crown
                  Central
                    Petroleum

                  Corporation
                    Class B
                    Common
                  Stock                       640,302     551,216    640,302     89,

     **  Transaction made on the market.

     There were no category (ii) or (iv) reportable transactions during 1995.


     CONSENT OF INDEPENDENT AUDITORS

     We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-53457) pertaining to the 1994 Long Term Incentive Plan and Employees Savings Plan and the Registration Statement (Form S-8 No. 33-57847) pertaining to the Employees Supplemental Savings Plan of Crown Central Petroleum Corporation and Subsidiaries of our report dated May 24, 1996, with respect to the financial statements and schedules of the Crown Central Employees Savings Plan, included in this Form 10-K/A, amending Crown Central Petroleum Corporation and Subsidiaries Annual Report (Form 10-K) for the year ended December 31, 1995.


     Ernst & Young LLP
     Baltimore, Maryland
     June 24, 1996